Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Net Income of $32.9 Million for the Fourth
Quarter and Record Net Income of $113.6 Million for the Full Year 2023

Fourth Quarter Highlights

•	Record fourth quarter net income of $32.9 million, or $1.95 per diluted share

•	Record Capital Markets Revenue of $37.0 million

•	Improved NIM, which increased by 1 basis point from the prior quarter

•	Significant increase in tangible book value (non-GAAP) per share of $3.48, or 35% annualized

•	TCE/TA ratio (non-GAAP) improved by 70 basis points to 8.75%

•	Completion of first two securitizations of $265 million of low-income housing tax credit loans

Full Year Highlights

•	Record annual net income of $113.6 million, or $6.73 per diluted share

•	Record adjusted net income (non-GAAP) of $115.1 million, or $6.82 per diluted share

•	Record Capital Markets Revenue of $92.1 million, an increase of $50.8 million, or 123%

•	Loan and lease growth of 11% prior to loan securitizations

•	Deposit growth of 9%

•	Tangible book value (non-GAAP) per share increased $6.99, or 19%

•	Increased TCE/TA ratio (non-GAAP) by 82 basis points to 8.75%

Moline, IL, January 23, 2024 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced record quarterly net income of $32.9 million and diluted earnings per share (“EPS”) of $1.95 for the fourth quarter of 2023, compared to net income of $25.1 million and diluted EPS of $1.49 for the third quarter of 2023. For the full year, the Company reported net income of $113.6 million, or $6.73 per diluted share.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the fourth quarter of 2023 were $33.3 million and $1.97, respectively. For the third quarter of 2023, adjusted net income (non-GAAP) was $25.4 million and adjusted diluted EPS (non-GAAP) was $1.51. For the fourth quarter of 2022, net income and diluted EPS were $30.9 million and $1.81, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $31.1 million and $1.83, respectively.

	For the Quarter Ended
	December 31,	September 30,	December 31,
$ in millions (except per share data)	2023	2023	2022
Net Income	$32.9	$25.1	$30.9
Diluted EPS	$1.95	$1.49	$1.81
Adjusted Net Income (non-GAAP)*	$33.3	$25.4	$31.1
Adjusted Diluted EPS (non-GAAP)*	$1.97	$1.51	$1.83

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We are pleased to deliver record fourth quarter and full year results highlighted by significant fee income and robust loan growth,” said Larry J. Helling, Chief Executive Officer. “In addition, we completed our first two securitizations of low-income housing tax credit loans, grew core deposits by 6%, and maintained our strong asset quality.”

“We enter 2024 with a solid deposit and loan pipeline, a strong balance sheet, excellent credit quality and well-managed expenses. We remain focused on building our franchise through relationship banking and executing on our differentiated business model, all with the view of delivering attractive returns to our shareholders,” said Mr. Helling.

Net Interest Income Grew to $55.7 Million and NIM Expanded

Net interest income for the fourth quarter of 2023 totaled $55.7 million, an increase of $0.5 million from the third quarter. Acquisition-related net accretion totaled $673 thousand for the fourth quarter of 2023, compared to $539 thousand in the third quarter. Net interest income was $65.2 million for the fourth quarter of 2022.

In the fourth quarter of 2023, net interest margin (“NIM”) was 2.90% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.32%, up from 2.89% and 3.31% in the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.29%, was also up from 3.28% in the third quarter.

“Our adjusted NIM on a tax equivalent yield basis improved by one basis point on a linked-quarter basis to 3.29% and was above the midpoint of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “During the quarter, our loan and investment yields continued to expand and we experienced a more modest increase in our cost of funds with a slowing in the shift of the composition of our deposits from noninterest and lower beta deposits to higher beta deposits. We are pleased to see continued stabilization in our deposit mix and the expansion of our NIM.”

Noninterest Income of $47.7 Million, Including a Record $37.0 Million of Capital Markets Revenue

Noninterest income for the fourth quarter of 2023 totaled $47.7 million, up significantly from $26.6 million for the third quarter of 2023. The Company generated a record $37.0 million of capital markets revenue in the quarter, up from $15.6 million in the prior quarter. Wealth management revenue was $4.1 million for the quarter, up from $3.8 million in the prior quarter.

“Capital markets revenue surged late in the fourth quarter and was $37 million for the quarter, achieving a total of $92 million to close out the year,” added Mr. Gipple. “Our clients took advantage of the significant decrease in long-term interest rates late in the quarter to lock-in attractive long-term financing terms. Capital markets revenue from swap fees continues to benefit from the strong demand for affordable housing. Even with the strong results in the fourth quarter, our LIHTC lending and capital markets revenue pipelines remain healthy. As a result, we are increasing our capital markets revenue guidance for the next twelve months to be in a range of $50 to $60 million.”

Noninterest Expenses of $60.9 Million Impacted by Strong Capital Markets Outperformance

Noninterest expense for the fourth quarter of 2023 totaled $60.9 million, compared to $51.1 million for the third quarter of 2023 and $49.7 million for the fourth quarter of 2022. The linked-quarter increase was primarily due to higher incentive-based compensation related to our record fourth quarter and full year performance.

Continued Strong Loan Growth

During the fourth quarter of 2023, the Company’s loans and leases held for investment grew $213.4 million to a total of $6.5 billion, or 13% on an annualized basis. For the full year, total loans and leases grew $669.5 million, or 11%, when excluding the $265 million in loan securitizations that we completed in the fourth quarter.

“Our strong performance is a testament to our differentiated relationship-based community banking model as well as the underlying economic resiliency across our markets,” added Mr. Helling. “Given our current pipeline and the ongoing strength of our markets, we are targeting loan growth for the full year 2024 between 8% and 10%, prior to the loan securitizations that we have planned for 2024.”

Asset Quality Remains Excellent

Nonperforming assets (“NPAs”) totaled $34.2 million at the end of the fourth quarter, a slight improvement from $34.7 million at the end of the third quarter. The ratio of NPAs to total assets improved to 0.40% on December 31, 2023, compared to 0.41% on September 30, 2023. In addition, the Company’s criticized loans and classified loans to total loans and leases on December 31, 2023 also improved to 2.93% and 1.03%, respectively, as compared to 2.98% and 1.05% as of September 30, 2023.

The Company recorded a total provision for credit losses of $5.2 million during the quarter which included $2.5 million of provision for loans and leases and $2.7 million of provision for unfunded commitments. The provision for credit losses on unfunded commitments was driven by the surge in commitments in our LIHTC lending business. As of December 31, 2023, the allowance for credit losses to total loans/leases held for investment was 1.33%.

Stable Core Deposits and Increased Liquidity

During the fourth quarter of 2023, the Company’s core deposits, which exclude brokered deposits, decreased slightly by $4.2 million in the fourth quarter, but grew by $346.0 million, or 6%, for the full year. Our Correspondent Bank deposit portfolio typically falls temporarily in the fourth quarter as our clients position their balance sheets at year-end. Total Correspondent Bank deposits declined 9% at quarter-end and have since rebounded, increasing $188 million, or 35%, by mid-January.

Total uninsured and uncollateralized deposits remain very low at 18% of total deposits as of the end of the fourth quarter, as compared to 20% as of the end of the third quarter. The Company maintained approximately $3.1 billion of available liquidity sources at year-end, which includes $1.2 billion of immediately available liquidity.

Continued Strong Capital Levels

As of December 31, 2023, the Company’s total risk-based capital ratio was 14.15%, the common equity tier 1 ratio was 9.57% and the tangible common equity to tangible assets ratio (non-GAAP) was 8.75%. By comparison, these respective ratios were 14.48%, 9.68% and 8.05% as of September 30, 2023. The Company remains focused on growing capital and targeting capital levels in the top quartile of the Company’s peer group.

The Company’s tangible book value per share (non-GAAP) increased by $3.48, or 35% annualized during the fourth quarter. Accumulated other comprehensive income (“AOCI”) increased $25.4 million during the quarter due to an increase in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in long-term interest rates during the quarter. In addition, the combination of strong earnings and a modest dividend contributed to the improvement in tangible book value per share (non-GAAP).

Conference Call Details

The Company will host an earnings call/webcast tomorrow, January 24, 2024, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through January 31, 2024. The replay access information is 877-344-7529 (international 412-317-0088); access code 1087284. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Brookfield, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of December 31, 2023, the Company had $8.5 billion in assets, $6.5 billion in loans and $6.5 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out and the recent potential additional rate increases by the Federal Reserve); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xixi) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.
Consolidated Financial Highlights

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$97,123	$104,265	$84,084	$64,295	$59,723
Federal funds sold and interest-bearing deposits	140,369	80,650	175,012	253,997	124,270
Securities, net of allowance for credit losses	1,005,528	896,394	882,888	877,446	928,102
Loans receivable held for sale (1)	2,594	278,893	295,057	140,633	1,480
Loans/leases receivable held for investment	6,540,822	6,327,414	6,084,263	6,049,389	6,137,391
Allowance for credit losses	(87,200)	(87,669)	(85,797)	(86,573)	(87,706)
Intangibles	13,821	14,537	15,228	15,993	16,759
Goodwill	139,027	139,027	139,027	138,474	137,607
Derivatives	188,978	291,295	170,294	130,350	177,631
Other assets	497,832	495,251	466,617	452,900	453,580
Total assets	$8,538,894	$8,540,057	$8,226,673	$8,036,904	$7,948,837

Total deposits	$6,514,005	$6,494,852	$6,606,720	$6,501,663	$5,984,217
Total borrowings	718,295	712,126	418,368	417,480	825,894
Derivatives	214,098	320,220	195,841	150,401	200,701
Other liabilities	205,900	184,476	183,055	165,866	165,301
Total stockholders' equity	886,596	828,383	822,689	801,494	772,724
Total liabilities and stockholders' equity	$8,538,894	$8,540,057	$8,226,673	$8,036,904	$7,948,837

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$325,243	$299,588	$304,617	$307,612	$296,869
Commercial and industrial - other	1,390,068	1,381,967	1,308,853	1,322,384	1,371,590
Commercial and industrial - other - LIHTC	91,710	105,601	93,700	97,947	80,103
Total commercial and industrial	1,807,021	1,787,156	1,707,170	1,727,943	1,748,562
Commercial real estate, owner occupied	607,365	610,618	609,717	616,922	629,367
Commercial real estate, non-owner occupied	1,008,892	955,552	963,814	982,716	963,239
Construction and land development	477,424	472,695	437,682	448,261	448,986
Construction and land development - LIHTC	943,101	921,359	870,084	759,924	743,075
Multi-family	284,721	282,541	280,418	229,370	236,043
Multi-family - LIHTC	711,422	874,439	820,376	740,500	727,760
Direct financing leases	31,164	34,401	32,937	35,373	31,889
1-4 family real estate	544,971	539,931	535,405	532,491	499,529
Consumer	127,335	127,615	121,717	116,522	110,421
Total loans/leases	$6,543,416	$6,606,307	$6,379,320	$6,190,022	$6,138,871
Less allowance for credit losses	87,200	87,669	85,797	86,573	87,706
Net loans/leases	$6,456,216	$6,518,638	$6,293,523	$6,103,449	$6,051,165

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$14,973	$16,002	$18,942	$19,320	$16,981
Municipal securities	853,645	764,017	743,608	731,689	779,450
Residential mortgage-backed and related securities	59,196	57,946	60,958	63,104	66,215
Asset backed securities	15,423	16,326	17,393	17,967	18,728
Other securities	41,115	43,272	43,156	46,535	46,908
Trading securities	22,368	-	-	-	-
Total securities (3)	$1,006,720	$897,563	$884,057	$878,615	$928,282
Less allowance for credit losses	1,192	1,169	1,169	1,169	180
Net securities	$1,005,528	$896,394	$882,888	$877,446	$928,102

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,038,689	$1,027,791	$1,101,605	$1,189,858	$1,262,981
Interest-bearing demand deposits	4,338,390	4,416,725	4,374,847	4,033,193	3,875,497
Time deposits	851,950	788,692	765,801	679,946	744,593
Brokered deposits	284,976	261,644	364,467	598,666	101,146
Total deposits	$6,514,005	$6,494,852	$6,606,720	$6,501,663	$5,984,217

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$135,000	$135,000	$135,000	$135,000	$-
Overnight FHLB advances	300,000	295,000	-	-	415,000
Other short-term borrowings	1,500	470	1,850	1,100	129,630
Subordinated notes	233,064	232,958	232,852	232,746	232,662
Junior subordinated debentures	48,731	48,698	48,666	48,634	48,602
Total borrowings	$718,295	$712,126	$418,368	$417,480	$825,894

(1)	Loans with a fair value of $0 million, $278.0 million, $291.0 million and $139.2 million have been identified for securitization and are included in LHFS at December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023 respectively.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $1.8 billion at December 31, 2023.
(3)	As of December 31, 2023, trading securities included two securities purchased from Freddie Mac following the loan sale and securitization of $130 million of tax exempt LIHTC loans and $135 million of taxable LIHTC loans sponsored by Freddie Mac in 2023.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$112,248	$108,568	$98,377	$94,217	$94,037
Interest expense	56,512	53,313	45,172	37,407	28,819
Net interest income	55,736	55,255	53,205	56,810	65,218
Provision for credit losses	5,199	3,806	3,606	3,928	-
Net interest income after provision for credit losses	$50,537	$51,449	$49,599	$52,882	$65,218

Trust fees	$3,084	$2,863	$2,844	$2,906	$2,644
Investment advisory and management fees	1,052	947	986	879	918
Deposit service fees	2,008	2,107	2,034	2,028	2,142
Gains on sales of residential real estate loans, net	323	476	500	312	468
Gains on sales of government guaranteed portions of loans, net	24	-	-	30	50
Capital markets revenue	36,956	15,596	22,490	17,023	11,338
Securities gains (losses), net	-	-	12	(463)	-
Earnings on bank-owned life insurance	832	1,807	838	707	755
Debit card fees	1,561	1,584	1,589	1,466	1,500
Correspondent banking fees	465	450	356	391	257
Loan related fee income	845	800	770	651	614
Fair value gain (loss) on derivatives	(582)	(336)	83	(427)	(267)
Other	1,161	299	18	339	800
Total noninterest income	$47,729	$26,593	$32,520	$25,842	$21,219

Salaries and employee benefits	$41,059	$32,098	$31,459	$32,003	$32,594
Occupancy and equipment expense	6,789	6,228	6,100	5,914	6,027
Professional and data processing fees	4,223	4,456	4,078	3,514	3,769
Acquisition costs	-	-	-	-	(424)
Post-acquisition compensation, transition and integration costs	-	-	-	207	668
FDIC insurance, other insurance and regulatory fees	2,115	1,721	1,927	1,374	1,605
Loan/lease expense	834	826	652	556	411
Net cost of (income from) and gains/losses on operations of other real estate	38	3	-	(67)	(117)
Advertising and marketing	1,641	1,429	1,735	1,237	1,562
Communication and data connectivity	449	478	471	665	587
Supplies	333	335	281	305	337
Bank service charges	761	605	621	605	563
Correspondent banking expense	300	232	221	210	210
Intangibles amortization	716	691	765	766	787
Payment card processing	836	733	542	545	599
Trust expense	413	432	337	214	166
Other	431	814	538	737	353
Total noninterest expense	$60,938	$51,081	$49,727	$48,785	$49,697

Net income before income taxes	$37,328	$26,961	$32,392	$29,939	$36,740
Federal and state income tax expense	4,473	1,840	3,967	2,782	5,834
Net income	$32,855	$25,121	$28,425	$27,157	$30,906

Basic EPS	$1.96	$1.50	$1.70	$1.62	$1.83
Diluted EPS	$1.95	$1.49	$1.69	$1.60	$1.81

Weighted average common shares outstanding	16,734,080	16,717,303	16,701,950	16,776,289	16,855,973
Weighted average common and common equivalent shares outstanding	16,875,952	16,847,951	16,799,527	16,942,132	17,047,976

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Year Ended
	December 31,	December 31,
	2023	2022

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$413,410	$292,571
Interest expense	192,404	61,451
Net interest income	221,006	231,120
Provision for credit losses (1)	16,539	8,284
Net interest income after provision for credit losses	$204,467	$222,836

Trust fees	$11,697	$10,641
Investment advisory and management fees	3,864	3,858
Deposit service fees	8,177	8,134
Gains on sales of residential real estate loans, net	1,611	2,411
Gains on sales of government guaranteed portions of loans, net	54	119
Capital markets revenue	92,065	41,309
Securities losses, net	(451)	-
Earnings on bank-owned life insurance	4,184	2,056
Debit card fees	6,200	5,459
Correspondent banking fees	1,662	967
Loan related fee income	3,066	2,428
Fair value gain (loss) on derivatives	(1,262)	1,975
Other	1,817	1,372
Total noninterest income	$132,684	$80,729

Salaries and employee benefits	$136,619	$115,368
Occupancy and equipment expense	25,031	21,975
Professional and data processing fees	16,271	16,282
Acquisition costs	-	3,715
Post-acquisition compensation, transition and integration costs	207	5,526
FDIC insurance, other insurance and regulatory fees	7,137	5,806
Loan/lease expense	2,868	1,829
Net cost of (income from) and gains/losses on operations of other real estate	(26)	(40)
Advertising and marketing	6,042	4,958
Communication and data connectivity	2,063	2,213
Supplies	1,254	1,109
Bank service charges	2,592	2,282
Correspondent banking expense	963	840
Intangibles amortization	2,938	2,854
Payment card processing	2,656	1,964
Trust expense	1,396	775
Other	2,520	2,560
Total noninterest expense	$210,531	$190,016

Net income before income taxes	$126,620	$113,549
Federal and state income tax expense	13,062	14,483
Net income	$113,558	$99,066

Basic EPS	$6.79	$5.94
Diluted EPS	$6.73	$5.87

Weighted average common shares outstanding	16,732,406	16,681,844
Weighted average common and common equivalent shares outstanding	16,866,391	16,890,007

(1)	Provision for credit losses for the year ended December 31, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

As of and for the Quarter Ended	For the Year Ended
December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
2023	2023	2023	2023	2022	2023	2022

(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,749,254	16,731,646	16,713,853	16,713,775	16,795,942
Book value per common share (1)	$52.93	$49.51	$49.22	$47.95	$46.01
Tangible book value per common share (Non-GAAP) (2)	$43.81	$40.33	$39.99	$38.71	$36.82
Closing stock price	$58.39	$48.52	$41.03	$43.91	$49.64
Market capitalization	$977,989	$811,819	$685,769	$733,902	$833,751
Market price / book value	110.31%	98.00%	83.36%	91.57%	107.90%
Market price / tangible book value	133.29%	120.30%	102.59%	113.43%	134.83%
Earnings per common share (basic) LTM (3)	$6.78	$6.65	$6.89	$6.06	$5.95
Price earnings ratio LTM (3)	8.61	x	7.30	x	5.96	x	7.24	x	8.35	x
TCE / TA (Non-GAAP) (4)	8.75%	8.05%	8.28%	8.21%	7.93%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$828,383	$822,689	$801,494	$772,724	$737,072
Net income	32,855	25,121	28,425	27,157	30,906
Other comprehensive income (loss), net of tax	25,363	(19,415)	(6,336)	9,325	9,959
Common stock cash dividends declared	(1,004)	(1,003)	(1,003)	(1,010)	(1,013)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	-	-	(967)	(7,719)	(5,037)
Other (5)	999	991	1,076	1,017	837
Ending balance	$886,596	$828,383	$822,689	$801,494	$772,724

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.15%	14.48%	14.64%	14.64%	14.28%
Tier 1 risk-based capital ratio	10.16%	10.30%	10.34%	10.23%	9.95%
Tier 1 leverage capital ratio	10.03%	9.92%	10.06%	9.73%	9.61%
Common equity tier 1 ratio	9.57%	9.68%	9.70%	9.57%	9.29%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.53%	1.21%	1.44%	1.37%	1.58%	1.39%	1.37%
Return on average total equity (annualized)	15.35%	11.95%	13.97%	13.67%	16.32%	13.78%	13.24%
Net interest margin	2.90%	2.89%	2.93%	3.18%	3.62%	2.97%	3.49%
Net interest margin (TEY) (Non-GAAP)(7)	3.32%	3.31%	3.29%	3.52%	3.93%	3.35%	3.73%
Efficiency ratio (Non-GAAP) (8)	58.90%	62.41%	58.01%	59.02%	57.50%	59.52%	60.93%
Gross loans and leases / total assets	76.63%	77.36%	77.54%	77.02%	77.23%	76.63%	77.23%
Gross loans and leases / total deposits	100.45%	101.72%	96.56%	95.21%	102.58%	100.45%	102.58%
Effective tax rate	11.98%	6.82%	12.25%	9.29%	15.88%	10.32%	12.75%
Full-time equivalent employees (9)	996	987	1009	969	973	996	973

AVERAGE BALANCES
Assets	$8,535,732	$8,287,813	$7,924,597	$7,906,830	$7,800,229	$8,165,805	$7,206,180
Loans/leases	6,483,572	6,476,512	6,219,980	6,165,115	6,043,359	6,337,551	5,604,074
Deposits	6,485,154	6,342,339	6,292,481	6,179,644	6,029,455	6,325,790	5,676,546
Total stockholders' equity	852,163	837,734	816,882	794,685	757,419	825,557	748,032

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2023 and the subsequent decline in the third quarter of 2023 includes 19 summer interns.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$18,644	$257	5.47%	$21,526	$284	5.23%	$30,754	$296	3.82%
Interest-bearing deposits at financial institutions	72,439	986	5.40%	86,807	1,205	5.51%	62,581	504	3.20%
Investment securities - taxable	365,686	4,080	4.45%	344,657	3,788	4.38%	347,224	3,286	3.77%
Investment securities - nontaxable (1)	650,069	8,380	5.15%	600,693	6,974	4.64%	624,706	6,788	4.35%
Restricted investment securities	40,625	670	6.45%	43,590	659	5.91%	39,954	628	6.15%
Loans (1)	6,483,572	105,830	6.48%	6,476,512	103,428	6.34%	6,043,359	88,088	5.78%
Total earning assets (1)	$7,631,035	$120,203	6.26%	$7,573,785	$116,338	6.10%	$7,148,578	$99,590	5.53%

Interest-bearing deposits	$4,465,279	$37,082	3.29%	$4,264,208	$33,563	3.12%	$3,968,081	$17,655	1.77%
Time deposits	982,356	10,559	4.26%	999,488	10,003	3.97%	746,819	3,476	1.85%
Short-term borrowings	1,101	15	5.18%	1,514	20	5.28%	19,591	211	4.28%
Federal Home Loan Bank advances	360,000	4,841	5.26%	425,870	5,724	5.26%	351,033	3,507	3.91%
Subordinated debentures	232,994	3,308	5.68%	232,890	3,307	5.68%	232,689	3,312	5.69%
Junior subordinated debentures	48,710	708	5.68%	48,678	695	5.59%	48,583	657	5.29%
Total interest-bearing liabilities	$6,090,440	$56,513	3.68%	$5,972,648	$53,312	3.54%	$5,366,796	$28,818	2.13%

Net interest income (1)		$63,690			$63,026			$70,772
Net interest margin (2)			2.90%			2.89%			3.62%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.32%			3.31%			3.93%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.29%			3.28%			3.61%

	For the Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$19,110	$998	5.22%	$14,436	$410	2.84%
Interest-bearing deposits at financial institutions	80,924	4,137	5.11%	63,448	1,089	1.72%
Investment securities - taxable	346,579	14,927	4.30%	335,255	12,078	3.59%
Investment securities - nontaxable (1)	611,924	28,272	4.62%	575,457	24,281	4.22%
Restricted investment securities	39,273	2,346	5.89%	35,554	2,068	5.73%
Loans (1)	6,337,551	390,967	6.17%	5,604,074	268,985	4.80%
Total earning assets (1)	$7,435,361	$441,647	5.94%	$6,628,224	$308,911	4.66%

Interest-bearing deposits	$4,191,913	$121,662	2.90%	$3,715,017	$35,359	0.95%
Time deposits	1,010,827	37,784	3.74%	568,245	7,003	1.23%
Short-term borrowings	2,781	152	6.44%	8,637	299	3.46%
Federal Home Loan Bank advances	323,904	16,740	5.10%	286,474	6,954	2.39%
Other borrowings	-	-	0.00%	1,068	53	4.96%
Subordinated debentures	232,837	13,230	5.68%	165,685	9,200	5.55%
Junior subordinated debentures	48,662	2,836	5.75%	45,497	2,583	5.60%
Total interest-bearing liabilities	$5,810,924	$192,404	3.31%	$4,790,623	$61,451	1.28%

Net interest income (1)		$249,243			$247,460
Net interest margin (2)			2.97%			3.49%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.35%			3.73%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.32%			3.60%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$87,669	$85,797	$86,573	$87,706	$90,489
Change in ACL for writedown of LHFS to fair value (1)	266	175	(2,277)	(1,709)	-
Credit loss expense	2,519	3,260	3,313	2,458	1,013
Loans/leases charged off	(3,354)	(1,816)	(1,947)	(2,275)	(3,960)
Recoveries on loans/leases previously charged off	100	253	135	393	164
Ending balance	$87,200	$87,669	$85,797	$86,573	$87,706

NONPERFORMING ASSETS
Nonaccrual loans/leases	$32,753	$34,568	$26,062	$22,947	$8,765
Accruing loans/leases past due 90 days or more	86	-	83	15	5
Total nonperforming loans/leases	32,839	34,568	26,145	22,962	8,770
Other real estate owned	1,347	120	-	61	133
Other repossessed assets	-	-	-	-	-
Total nonperforming assets	$34,186	$34,688	$26,145	$23,023	$8,903

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.40%	0.41%	0.32%	0.29%	0.11%
ACL for loans and leases / total loans/leases held for investment	1.33%	1.39%	1.41%	1.43%	1.43%
ACL for loans and leases / nonperforming loans/leases	265.54%	253.61%	328.16%	377.03%	1000.07%
Net charge-offs as a % of average loans/leases	0.05%	0.02%	0.03%	0.03%	0.06%

INTERNALLY ASSIGNED RISK RATING (2)
Special mention (rating 6)	$124,460	$127,202	$116,910	$125,048	$98,333
Substandard (rating 7)/Classifed loans (3)	67,313	69,369	63,956	70,866	66,021
Doubtful (rating 8)/Classifed loans (3)	-	-	-	-	-
Criticized loans (4)	$191,773	$196,571	$180,866	$195,914	$164,354

Classified loans as a % of total loans/leases	1.03%	1.05%	1.00%	1.14%	1.08%
Criticized loans as a % of total loans/leases	2.93%	2.98%	2.84%	3.16%	2.68%

(1)	Certain loans were identified for securitization and transferred from loans to LHFS. The fair values of the loans were less than their carrying values at the date of transfer, resulting in a change to the loan ACL.
(2)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(3)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2023	2023	2022	2023	2022

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,448,957	$2,433,084	$2,312,013
m2 Equipment Finance, LLC	345,682	336,180	306,396
Cedar Rapids Bank and Trust	2,419,146	2,442,263	2,185,500
Community State Bank	1,426,202	1,417,250	1,297,812
Guaranty Bank	2,281,296	2,242,638	2,146,474

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,878,375	$1,973,989	$1,730,187
Cedar Rapids Bank and Trust	1,748,516	1,722,905	1,686,959
Community State Bank	1,169,921	1,132,724	1,071,146
Guaranty Bank	1,771,371	1,722,861	1,587,477

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,983,679	$2,005,770	$1,828,267
m2 Equipment Finance, LLC	350,641	341,041	309,930
Cedar Rapids Bank and Trust	1,698,447	1,750,986	1,644,989
Community State Bank	1,099,262	1,098,479	988,370
Guaranty Bank	1,762,027	1,751,072	1,677,245

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	106%	102%	106%
Cedar Rapids Bank and Trust	97%	102%	98%
Community State Bank	94%	97%	92%
Guaranty Bank	99%	102%	106%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	81%	82%	79%
Cedar Rapids Bank and Trust	70%	72%	75%
Community State Bank	77%	78%	76%
Guaranty Bank	77%	78%	78%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.48%	1.43%	1.46%
m2 Equipment Finance, LLC	3.80%	3.52%	3.11%
Cedar Rapids Bank and Trust	1.39%	1.40%	1.49%
Community State Bank	1.23%	1.22%	1.38%
Guaranty Bank	1.18%	1.20%	1.37%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	0.67%	0.97%	1.36%	0.92%	1.55%
Cedar Rapids Bank and Trust	3.78%	2.28%	2.73%	3.17%	2.63%
Community State Bank	1.11%	1.38%	1.75%	1.34%	1.40%
Guaranty Bank (5)	1.41%	1.23%	2.06%	1.16%	1.36%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.41%	3.37%	3.56%	3.37%	3.61%
Cedar Rapids Bank and Trust	3.84%	3.78%	4.37%	3.83%	3.93%
Community State Bank (3)	3.74%	3.88%	4.06%	3.87%	3.77%
Guaranty Bank (4)	3.07%	3.06%	4.58%	3.18%	4.18%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$98	$(8)	$158
Community State Bank	(1)	(1)	505	$67	628
Guaranty Bank	706	572	5,118	$2,243	7,932
QCR Holdings, Inc. (6)	(32)	(32)	(33)	$(129)	(137)

(1)	Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% federal tax rate.
(3)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.74% for the quarter ended December 31, 2023, 3.88% for the quarter ended September 30, 2023 and 3.73% for the quarter ended December 31, 2022.
(4)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.95% for the quarter ended December 31, 2023, 2.97% for the quarter ended September 30, 2023 and 3.58% for the quarter ended December 31, 2022.
(5)	Adjusted ROAA excluding non-core adjustments for the Guaranty Bank acquisition (non-GAAP) would have been 1.91% for the year ended December 31, 2022.
(6)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2023	2023	2023	2023	2022

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$886,596	$828,383	$822,689	$801,494	$772,724
Less: Intangible assets	152,848	153,564	154,255	154,467	154,366
Tangible common equity (non-GAAP)	$733,748	$674,819	$668,434	$647,027	$618,358

Total assets (GAAP)	$8,538,894	$8,540,057	$8,226,673	$8,036,904	$7,948,837
Less: Intangible assets	152,848	153,564	154,255	154,467	154,366
Tangible assets (non-GAAP)	$8,386,046	$8,386,493	$8,072,418	$7,882,437	$7,794,471

Tangible common equity to tangible assets ratio (non-GAAP)	8.75%	8.05%	8.28%	8.21%	7.93%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ADJUSTED NET INCOME (1)	2023	2023	2023	2023	2022	2023	2022

	(dollars in thousands, except per share data)
Net income (GAAP)	$32,855	$25,121	$28,425	$27,157	$30,906	$113,558	$99,066

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	9	(366)	-	(356)	-
Fair value gain (loss) on derivatives, net	(460)	(265)	66	(337)	(211)	(997)	1,560
Total non-core income (non-GAAP)	$(460)	$(265)	$75	$(703)	$(211)	$(1,353)	$1,560

Expense:
Acquisition costs (2)	-	-	-	-	(517)	-	3,198
Post-acquisition compensation, transition and integration costs	-	-	-	164	529	164	4,366
Separation agreement	-	-	-	-	-	-	-
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	-	-	-	-	-	-	8,651
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	-	-	-	-	-	-	1,140
Total non-core expense (non-GAAP)	$-	$-	$-	$164	$12	$164	$17,355

Adjusted net income (non-GAAP) (1)	$33,315	$25,386	$28,350	$28,024	$31,129	$115,075	$114,861

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$33,315	$25,386	$28,350	$28,024	$31,129	$115,075	$114,861

Weighted average common shares outstanding	16,734,080	16,717,303	16,701,950	16,776,289	16,855,973	16,732,406	16,681,844
Weighted average common and common equivalent shares outstanding	16,875,952	16,847,951	16,799,527	16,942,132	17,047,976	16,866,391	16,890,007

Adjusted earnings per common share (non-GAAP):
Basic	$1.99	$1.52	$1.70	$1.67	$1.85	$6.88	$6.89
Diluted	$1.97	$1.51	$1.69	$1.65	$1.83	$6.82	$6.80

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$33,315	$25,386	$28,350	$28,024	$31,129	$115,075	$114,861

Average Assets	$8,535,732	$8,287,813	$7,924,597	$7,906,830	$7,800,229	$8,165,805	$7,206,180

Adjusted return on average assets (annualized) (non-GAAP)	1.56%	1.23%	1.43%	1.42%	1.60%	1.41%	1.59%
Adjusted return on average equity (annualized) (non-GAAP)	15.64%	12.12%	13.88%	14.11%	16.44%	13.94%	15.36%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$55,736	$55,255	$53,205	$56,810	$65,218	$221,006	$231,120
Plus: Tax equivalent adjustment (5)	7,954	7,771	6,542	6,057	5,554	28,237	16,340
Net interest income - tax equivalent (Non-GAAP)	$63,690	$63,026	$59,747	$62,867	$70,772	$249,243	$247,460
Less: Acquisition accounting net accretion	673	539	134	828	5,688	2,173	8,581
Adjusted net interest income	$63,017	$62,487	$59,613	$62,039	$65,084	$247,070	$238,879

Average earning assets	$7,631,035	$7,573,785	$7,283,286	$7,247,605	$7,148,578	$7,435,361	$6,628,224

Net interest margin (GAAP)	2.90%	2.89%	2.93%	3.18%	3.62%	2.97%	3.49%
Net interest margin (TEY) (Non-GAAP)	3.32%	3.31%	3.29%	3.52%	3.93%	3.35%	3.73%
Adjusted net interest margin (TEY) (Non-GAAP)	3.29%	3.28%	3.28%	3.47%	3.61%	3.32%	3.60%

EFFICIENCY RATIO (6)

Noninterest expense (GAAP)	$60,938	$51,081	$49,727	$48,785	$49,697	$210,531	$190,016

Net interest income (GAAP)	$55,736	$55,255	$53,205	$56,810	$65,218	$221,006	$231,120
Noninterest income (GAAP)	47,729	26,593	32,520	25,842	21,219	132,684	80,729
Total income	$103,465	$81,848	$85,725	$82,652	$86,437	$353,690	$311,849

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	58.90%	62.41%	58.01%	59.02%	57.50%	59.52%	60.93%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of acquisition costs which have an estimated effective federal tax rate of 13.62%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.